Exhibit 99.1

Frontdoor Delivers Exceptional Third-Quarter 2025 Financial Results

Revenue Increased 14% to $618 Million;

Gross Profit Margin Increased 60 Basis Points to 57%;

Net Income Increased 5% to $106 Million;

Adjusted EBITDA(1) Increased 18% to $195 Million;

Repurchased $215 Million of Shares YTD Through October 2025;

Increasing Full Year Revenue and Adjusted EBITDA Guidance

MEMPHIS, TENN. — November 5, 2025 — Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home warranties, today announced its third-quarter 2025 results.

Financial Results
	Three Months Ended
	September 30,
(In millions except as noted)	2025	2024	Change
Revenue	$618	$540	14%
Gross Profit	353	306	16%
Net Income	106	100	5%
Diluted Earnings per Share	1.42	1.30	9%
Adjusted Net Income(1)	117	106	11%
Adjusted Diluted Earnings per Share(1)	1.58	1.38	15%
Adjusted EBITDA(1)	195	165	18%
Home Warranties (number in millions)	2.11	1.95	8%

Third-Quarter 2025 Summary

•
Revenue increased 14% to $618 million; comprised of a 3% increase from price and a 12% increase from higher volume primarily driven by the 2-10 acquisition
•
Gross profit margin increased 60 basis points
•
Net Income and Diluted Earnings Per Share increased 5% to $106 million and 9% to $1.42, respectively
•
Adjusted EBITDA(1) increased 18% to $195 million
•
Share repurchases totaled $215 million YTD through October 2025

Updated Full-Year 2025 Outlook

•
Increasing revenue to $2.075 billion to $2.085 billion
•
Increasing Adjusted EBITDA(2) to $545 million to $550 million

“Frontdoor is on pace for another year of record financial performance," said Chairman and Chief Executive Officer Bill Cobb. “Our results are driven by contributions from the 2-10 acquisition and our continuous improvement in execution across the business. Real estate member count increased sequentially for the first time in five years, and our non-warranty business continues to demonstrate robust momentum. We have an extremely attractive business model that generates a tremendous amount of cash, which has us on track to repurchase up to 6% of our outstanding shares in 2025."

"We delivered exceptional financial performance in the third-quarter with double digit increases in revenue and Adjusted EBITDA," said Chief Financial Officer Jessica Ross. “Gross profit margin grew 60 basis points to 57%, which includes the benefit of higher price, a lower number of service requests per member and low-to-mid-single digit inflation."

Third-Quarter 2025 Results

Revenue by Customer Channel
	Three Months Ended
	September 30,
(In millions)	2025	2024	Change
Renewals	$461	$422	9%
Real estate (First-Year)	43	36	21%
Direct-to-consumer (First-Year)	54	49	11%
Other	59	34	73%
Total	$618	$540	14%

Revenue increased 14% to $618 million and was comprised of a 12% increase from higher volume, primarily driven by the 2-10 acquisition, and a 3% increase from price.

•
Renewal revenue increased 9% due to the impact of the 2-10 acquisition and higher price realization, partially offset by lower organic volume;
•
Real estate revenue increased 21% primarily due to the impact of the 2-10 acquisition;
•
Direct-to-consumer revenue increased 11% due to higher organic volume and the impact of the 2-10 acquisition, partially offset by lower price from our promotional strategy to drive new home warranty member growth; and
•
Other revenue increased 73% due to the growth of the New HVAC and Moen Programs and the addition of New Home Structural Warranty revenue.

Period-over-Period Net Income and Adjusted EBITDA(1) Bridge

(In millions)	Net Income	Adjusted EBITDA
Three Months Ended September 30, 2024	$100	$165
Impact of change in revenue	47	47
Sales and marketing costs	(4)	(4)
Customer service costs	(4)	(4)
Stock-based compensation expense	(2)	—
Acquisition-related costs	1	—
Other general and administrative costs	(11)	(11)
Depreciation and amortization expense	(12)	—
Restructuring charges	3	—
Interest expense	(10)	—
Interest and net investment income	1	1
Provision for income taxes	(3)	—
Three Months Ended September 30, 2025	$106	$195

Third-quarter 2025 Net Income increased 5% to $106 million and third-quarter 2025 Adjusted EBITDA(1) increased 18% to $195 million. The table above shows the change versus the prior-year period, and includes:

•
$47 million from higher revenue conversion(3).
•
Contract claims costs(4) were flat, excluding the impact of claims costs related to the change in revenue. Contract claims costs primarily reflects:
o
Low-to-mid-single digit cost inflation across our contractor network, replacement parts and equipment;
o
A lower number of service requests per customer, primarily driven by $6 million of favorable weather; and
o
Favorable claims cost development of $5 million, compared to a $3 million favorable claims cost development in the third quarter of 2024.
•
Changes in sales and marketing, customer service costs, acquisition-related costs, other general and administrative costs, depreciation and amortization expense, and interest expense are primarily due to the 2-10 acquisition.

Cash Flow

	Nine Months Ended
	September 30,
(In millions)	2025	2024
Net cash provided from (used for):
Operating activities	$315	$212
Investing activities	37	(31)
Financing activities	(210)	(131)
Cash increase during the period	$142	$50

Net cash provided from operating activities was $315 million for the nine months ended September 30, 2025 and was comprised of $355 million in earnings adjusted for non-cash charges, partially offset by $40 million in cash used primarily for working capital.

Net cash provided from investing activities was $37 million for the nine months ended September 30, 2025 and was primarily comprised of the sales and maturities of available-for-sale securities, partially offset by capital expenditures related to technology projects.

Net cash used for financing activities was $210 million for the nine months ended September 30, 2025 and was primarily comprised of $193 million of share repurchases (excluding taxes and fees) and $22 million of scheduled debt payments.

Free Cash Flow(1) increased 64% to $296 million for the nine months ended September 30, 2025.

Cash as of September 30, 2025 was $563 million and was comprised of $178 million of restricted net assets and $385 million of Unrestricted Cash.

Fourth-Quarter 2025 Outlook

•
Revenue of $415 million to $425 million.
•
Adjusted EBITDA(2) of $50 million to $55 million.

Updated Full-Year 2025 Outlook

•
Increasing revenue to $2.075 billion to $2.085 billion. Key assumptions:
o
~3% increase in realized price.
o
~10% increase in volume.
o
~10% increase in renewal channel revenue.
o
~3% increase in direct-to-consumer channel revenue.
o
~12% increase in real estate channel revenue.
o
~$190 million in other revenue, a ~$75 million increase versus the prior year.
o
Home warranty member count to decline ~2% in 2025.
•
Narrowing gross profit margin to ~55.5%.
•
Increasing SG&A to $670 million to $675 million.
•
Increasing Adjusted EBITDA(2) to $545 million to $550 million.
•
Lowering capital expenditures to ~$30 million.
•
Annual effective tax rate of ~25%.

Third-Quarter 2025 Earnings Conference Call

Frontdoor has scheduled a conference call today, November 5, 2025, at 7:30 a.m. Central time (8:30 a.m. Eastern time). During the call, management will discuss the company’s operational performance and financial results for third-quarter 2025 and respond to questions from the investment community. Participants can register for the conference call by clicking https://www.webcaster5.com/Webcast/Page/3067/53089. Once completed, each participant will receive access details via email. Additionally, the conference call will be available via webcast which will include a slide presentation highlighting the company’s results. To participate via webcast and view the presentation, visit https://investors.frontdoorhome.com .

The call will be available for replay for approximately 60 days. To access the replay of this call, please call 877-481-4010 and enter conference passcode 53089 (international participants: 919-882-2331, conference passcode 53089). To view a replay of the webcast, visit the company’s https://investors.frontdoorhome.com .

About Frontdoor, Inc.

Frontdoor is the industry leader in home warranties and new home structural warranties, and a leading provider of on-demand home repair and maintenance services. As the parent company of two leading brands – American Home Shield and 2-10 Home Buyers Warranty – totaling more than two million members – we bring over 50 years of experience in the home warranty category, a cultivated national network of independent service contractors, and a reputation for delivering quality service and product innovation. American Home Shield, the leader in home warranties, gives homeowners peace of mind, budget protection and convenience, covering up to 29 home systems and appliances from costly and unexpected breakdowns. 2-10 Home Buyers Warranty is the leader in new home structural warranties, providing home builders with coverage for structural failures. These two brands, together with Frontdoor’s cutting-edge non-warranty services, provide an unbeatable combination that meets the full suite of homeowner repair and maintenance needs. For more information about Frontdoor, Inc., please visit frontdoorhome.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about Frontdoor’s plans, strategies and prospects. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project,” “will,” “shall,” “would,” “aim,” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to: changes in macroeconomic conditions, including inflation, tariffs and global supply chain challenges and changing interest rates, especially as they may affect existing or new home sales, consumer confidence, labor availability or our costs; our ability to successfully implement our business strategies; the ability of our marketing efforts to be successful and cost-effective; our dependence on our first-year direct-to-consumer and real estate acquisition channels and our renewal channel; changes in the source and intensity of competition in our market, including risks related to the development, deployment, and use of artificial intelligence in our business and industry; our ability to attract, retain and maintain positive relations with third-party contractors and vendors; increases in parts, appliance and home system prices, and other operating costs; changes in U.S. tariffs or import/export regulations; our ability to attract and retain qualified key employees and labor availability in our customer service operations; our dependence on third-party vendors, including business process outsourcers, and third-party component suppliers; cybersecurity breaches, disruptions or failures in our technology systems; our ability to protect the security of personal information about our customers; compliance with, or violation of, laws and regulations, including consumer protection laws, or lawsuits or other claims by third parties, increasing our legal and regulatory expenses; weather, including adverse conditions, Acts of God and seasonality, along with related regulations; our ability to underwrite risks accurately and to charge adequate prices to builder members, as well as our ability to effectively re-insure a large portion of those risks; the availability of reinsurance to manage a substantial portion of our potential loss exposure for our new home structural warranty business; evolving corporate governance and disclosure regulations and expectations; our ability to protect our intellectual property and other material proprietary rights; negative reputational and financial impacts resulting from acquisitions or strategic transactions; a requirement to recognize impairment charges; third-party use of our trademarks as search engine keywords to direct our potential customers to their own websites; inappropriate use of social media by us or other parties to harm our reputation; special risks applicable to operations outside the United States by us or our business process outsource providers; risks related to our acquisition of 2-10 Home Buyers Warranty (the “2-10 HBW Acquisition”), including the risk that the 2-10 HBW Acquisition may not achieve its intended results; any liabilities, losses, or other exposures for which we do not have adequate insurance coverage, indemnification, or other protection; increase in our indebtedness as a result of financing the 2-10 HBW Acquisition; a return on investment in our common stock is dependent on appreciation in the price; inclusion in our certificate of incorporation a forum selection clause that could discourage an acquisition of our company or litigation against us and our directors and officers; the effects of our significant indebtedness, our ability to incur additional debt and the limitations contained in the agreements governing such indebtedness; increases in interest rates increasing the cost of servicing our indebtedness and counterparty credit risk due to instruments designed to minimize exposure to market risks; increased borrowing costs due to lowering or withdrawal of the credit ratings, outlook or watch assigned to us or our credit facilities; and our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Frontdoor’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, refer to the risks and uncertainties detailed from time to time in Frontdoor’s periodic reports filed with the SEC, including the disclosure contained in Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in Frontdoor’s periodic filings with the SEC. Except as required by law, Frontdoor does not undertake any obligation to update or revise the forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review Frontdoor’s filings with the SEC, which are available from the SEC’s EDGAR database at sec.gov, and via Frontdoor’s website at frontdoorhome.com.

Non-GAAP Financial Measures

To supplement Frontdoor’s results presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), Frontdoor has disclosed the non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Unrestricted Cash.

We define "Adjusted EBITDA" as net income before depreciation and amortization expense; goodwill and intangibles impairment; restructuring charges; acquisition-related costs; provision for income taxes; non-cash stock-based compensation expense; interest expense; loss on extinguishment of debt; and other non-operating expenses. We believe Adjusted EBITDA is useful for investors, analysts and other interested parties as it facilitates company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring and acquisition initiatives and equity-based, long-term incentive plans.

We define “Free Cash Flow” as net cash provided from operating activities less property additions. Free Cash Flow is not a measurement of our financial performance or liquidity under U.S. GAAP and does not purport to be an alternative to net cash provided from operating activities or any other performance or liquidity measures derived in accordance with U.S. GAAP. Free Cash Flow is useful as a supplemental measure of our liquidity. Management uses Free Cash Flow to facilitate company-to-company cash flow comparisons, which may vary from company-to-company for reasons unrelated to operating performance.

We define “Adjusted Net Income” as net income before: amortization expense; restructuring charges; loss on extinguishment of debt; other non-operating expenses; and the tax impact of the aforementioned adjustments. We believe Adjusted Net Income is useful for investors, analysts and other interested parties as it facilitates company-to-company operating performance comparisons by excluding potential differences caused by items listed in this definition.

We define “Adjusted Diluted Earnings per Share” as Adjusted Net Income divided by the weighted-average diluted common shares outstanding.

We define “Unrestricted Cash” as cash not subject to third-party restrictions. For additional information related to our third-party restrictions, see “Liquidity and Capital Resources — Liquidity” under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report on Form 10-K filed with the SEC.

See the schedules attached hereto for additional information and reconciliations of such non-GAAP financial measures. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of Frontdoor’s business performance and are useful for period-over-period comparisons of the performance of Frontdoor’s business. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies.

© 2025 Frontdoor, Inc. All rights reserved. The following terms, which may be used in this press release, are trademarks of Frontdoor, Inc. and its subsidiaries: Frontdoor®, American Home Shield®, HSA™, OneGuard®, Landmark Home

Warranty®, Streem®, 2-10 HBW®, and related logos and designs. All other trademarks used herein are the property of their respective owners.

For further information, contact:

Investor Relations:	Media:
Matt Davis	Alison Bishop
901.701.5199	901.701.5198
ir@frontdoorhome.com	mediacenter@frontdoorhome.com

(1)
See “Reconciliations of Non-GAAP Financial Measures” accompanying this release for a reconciliation of Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Diluted Earnings per Share, each a non-GAAP measure, to the nearest GAAP measure. See “Non-GAAP Financial Measures” included in this release for descriptions of calculations of these measures. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.
(2)
A reconciliation of the forward-looking Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.
(3)
Revenue conversion includes the impact of the change in the number of home warranties as well as the impact of year-over-year price changes. The impact of the change in the number of home warranties considers the associated revenue on those plans less an estimate of contract claims costs based on margin experience in the prior year period.
(4)
Contract claims costs includes the impact of changes in service request incidence, inflation and other drivers associated with the number of home warranties in the prior year period. The impact on contract claims costs resulting from year-over-year changes in the number of home warranties is included in revenue conversion above.

Frontdoor, Inc.

Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$618	$540	$1,660	$1,461
Cost of services rendered	264	235	716	655
Gross Profit	353	306	944	806
Selling and administrative expenses	174	154	498	456
Depreciation and amortization expense	22	10	66	28
Restructuring charges	1	3	1	5
Interest expense	20	10	59	29
Interest and net investment income	(6)	(5)	(16)	(15)
Income before Income Taxes	142	134	336	303
Provision for income taxes	37	34	83	77
Net Income	$106	$100	$253	$226

Other Comprehensive Loss, Net of Income Taxes:
Unrealized loss on derivative instruments, net of income taxes	(1)	(4)	(13)	(3)
Total Other Comprehensive Loss, Net of Income Taxes	(1)	(4)	(13)	(3)
Comprehensive Income	$105	$97	$240	$223

Earnings per Share:
Basic	$1.45	$1.32	$3.44	$2.92
Diluted	$1.42	$1.30	$3.38	$2.90

Weighted-average Common Shares Outstanding:
Basic	72.8	76.2	73.6	77.4
Diluted	74.4	77.1	75.0	78.0

Frontdoor, Inc.

Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share data)

	As of
	September 30,	December 31,
	2025	2024
Assets:
Current Assets:
Cash and cash equivalents	$563	$421
Marketable securities	—	15
Receivables, less allowance of $4 and $4, respectively	10	10
Prepaid expenses and other current assets	39	42
Contract assets	77	—
Assets held for sale	5	—
Total Current Assets	695	488
Other Assets:
Property and equipment, net	59	73
Goodwill	971	967
Intangible assets, net	400	448
Operating lease right-of-use assets	7	8
Long-term marketable securities	—	38
Deferred reinsurance	68	65
Deferred customer acquisition costs	13	11
Other assets	15	11
Total Assets	$2,227	$2,107
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$104	$71
Accrued liabilities:
Payroll and related expenses	36	44
Home warranty claims	71	74
Income taxes payable	36	1
Other	31	28
Deferred revenue	94	123
Current portion of long-term debt	29	29
Total Current Liabilities	401	369
Long-Term Debt	1,151	1,170
Other Long-Term Liabilities:
Deferred tax liabilities, net	52	49
Operating lease liabilities	18	20
Unearned insurance premium	238	233
Long-term deferred revenue	20	12
Other long-term liabilities	32	16
Total Other Long-Term Liabilities	360	329
Commitments and Contingencies
Shareholders' Equity:
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 88,389,769 shares issued and 72,433,160 shares outstanding as of September 30, 2025 and 87,434,468 shares issued and 75,314,243 shares outstanding as of December 31, 2024	1	1
Additional paid-in capital	184	152
Retained earnings	784	530
Accumulated other comprehensive loss	(14)	—
Less treasury stock, at cost; 15,956,609 shares as of September 30, 2025 and 12,120,225 shares as of December 31, 2024	(639)	(444)
Total Shareholders' Equity	316	239
Total Liabilities and Shareholders' Equity	$2,227	$2,107

Frontdoor, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2025	2024
Cash and Cash Equivalents at Beginning of Period	$421	$325
Cash Flows from Operating Activities:
Net Income	253	226
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization expense	66	28
Deferred income tax benefit	10	—
Stock-based compensation expense	25	20
Other	1	2
Changes in:
Prepaid expenses and other current assets	(79)	(74)
Deferred reinsurance	(4)	—
Deferred customer acquisition costs	(2)	—
Accounts payable	33	14
Deferred revenue	(21)	(12)
Accrued liabilities	(12)	(10)
Deferred insurance premiums	7	—
Current income taxes	37	18
Net Cash Provided from Operating Activities	315	212
Cash Flows from Investing Activities:
Purchases of property and equipment	(20)	(31)
Business acquisitions, net of cash acquired	3	—
Purchases of available-for-sale securities	(6)	—
Sales and maturities of available-for-sale securities	60	—
Net Cash Provided from (Used for) Investing Activities	37	(31)
Cash Flows from Financing Activities:
Repayments of debt	(22)	(13)
Repurchases of common stock	(195)	(120)
Other financing activities	7	2
Net Cash Used for Financing Activities	(210)	(131)
Cash Increase During the Period	142	50
Cash and Cash Equivalents at End of Period	$563	$375

Reconciliations of Non-GAAP Financial Measures

The following table presents reconciliations of Net Income to Adjusted Net Income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net Income	$106	$100	$253	$226
Amortization expense	13	1	38	2
Acquisitions-related Costs	2	3	6	9
Restructuring Charges	1	3	1	5
Tax Impact of Adjustments	(3)	(1)	(10)	(2)
Adjusted Net Income	$117	$106	$288	$240
Adjusted Earnings per Share:
Basic	$1.61	$1.39	$3.91	$3.11
Diluted	$1.58	$1.38	$3.84	$3.08
Weighted-average Common Shares outstanding:
Basic	72.8	76.2	73.6	77.4
Diluted	74.4	77.1	75.0	78.0

The following table presents reconciliations of net cash provided from operating activities to Free Cash Flow.

	Nine Months Ended
	September 30,
(In millions)	2025	2024
Net cash provided from operating activities	$315	$212
Property additions	(20)	(31)
Free Cash Flow	$296	$181

The following table presents reconciliations of Net Income to Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2025	2024	2025	2024
Net Income	$106	$100	$253	$226
Depreciation and amortization expense	22	10	66	28
Restructuring charges	1	3	1	5
Acquisition-related costs	2	3	6	9
Provision for income taxes	37	34	83	77
Non-cash stock-based compensation expense	8	6	25	20
Interest expense	20	10	59	29
Other	—	—	1	—
Adjusted EBITDA	$195	$165	$494	$394

Key Business Metrics

	As of September 30,
	2025	2024
Number of home warranties (in millions)	2.11	1.95
Renewals	1.58	1.50
First-Year Direct-To-Consumer	0.32	0.27
First-Year Real Estate	0.21	0.18
Increase (Reduction) in number of home warranties(1)	8%	(4)%
Customer retention rate(1)	79.4%	77.7%

(1)
Customer retention rate is presented on a rolling 12-month basis in order to avoid seasonal anomalies. As of September 30, 2025, excluding the 2-10 home warranties acquired on December 19, 2024, the reduction in home warranties was one percent, and the customer retention rate was 78.1 percent.